SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed  by  the  Registrant     [X]
Filed  by  a  Party  other  than  the  Registrant     [  ]

Check  the  appropriate  box:

[ ]  Preliminary Proxy Statement                                  [ ]  Confidential, for Use of the Commission Only
[ ]  Definitive Proxy Statement                                        (as permitted by Rule 14a-6(e) (2))
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Rule 14a-12


                              IRT PROPERTY COMPANY
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment  of  Filing  Fee  (Check  the  appropriate  box):

[X]   No  fee  required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

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      (2)   Aggregate  number of securities to which transaction applies:

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      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)   Proposed  maximum  aggregate  value  of  transaction:

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      (5)   Total  fee  paid:

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[ ]   Fee  paid  previously  with  preliminary  materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount  Previously  Paid:

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      (2)   Form,  Schedule  or  Registration  Statement  No.:

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      (3)   Filing  Party:

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      (4)   Date  Filed:

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
            IRT UPDATE ON ELECTION PROCEDURE FOR MERGER CONSIDERATION

ATLANTA, Jan.29 /PRNewswire-FirstCall/ -- IRT Property Company (NYSE: IRT) today announced procedures to assist stockholders who hold their shares of IRT common stock through a brokerage firm (i.e. in "street name") in making a timely election of the form of consideration to be issued to them in the event the proposed merger between IRT and Equity One is approved by the stockholders of each of IRT and Equity One at the Special Meetings of Stockholders scheduled for February 12, 2003.

Under the terms of the proposed merger, each IRT stockholder may elect to receive for each share of IRT common stock held either $12.15 in cash or 0.9 shares of Equity One common stock, or a combination thereof (however, if cash elections are made for more than 50% of IRT's outstanding common stock then the number of shares that will be exchanged for cash will be proportionately reduced and the remainder will be exchanged for shares of Equity One common stock).

In order to make a proper election, IRT stockholders who hold their shares through brokerage firms who have not yet received an election form or other instructions from their brokers regarding such election should IMMEDIATELY CONTACT their broker and/or call Georgeson Shareholder Services at
(866)-328-5440. If you hold your IRT shares through a brokerage firm and wish to make an election as to the form of merger consideration, your broker must submit on your behalf a properly completed election form to American Stock Transfer and Trust Company, the exchange agent, no later than 5:00 p.m., New York City time on February 11, 2003. The address of American Stock Transfer and Trust Company is 59 Maiden Lane, Plaza Level, New York, New York 10038 and its toll free information number is (800) 937-5449.

The joint proxy statement/prospectus and other relevant documents related to the proposed merger may be obtained for free from IRT by directing a request to IRT Property Company, 200 Galleria Parkway, Suite 1400, Atlanta, Georgia 30339,
Attention:  Investor  Relations,  telephone:  (770)  955-4406.

Equity One has filed a registration statement on Form S-4, containing a joint proxy statement/prospectus and other relevant documents, with the SEC concerning the proposed merger between Equity One and IRT. You are urged to read the registration statement containing the joint proxy statement/prospectus and any other relevant documents filed or that will be filed with the SEC when they become available because they will contain important information about Equity One, IRT and the merger. You may obtain the registration statement containing the joint proxy statement/prospectus and other documents free of charge at the SEC's web site, www.sec.gov. The joint proxy statement/prospectus and these other documents may also be obtained for free from Equity One by directing a request to Equity One, 1696 N.E. Miami Gardens Drive, North Miami Beach, Florida 33179, Attention: Investor Relations, telephone: (305) 947-1664.

Equity One and IRT, and their respective directors and executive officers and other members of their management and employees, may be deemed to be participants in the solicitation of proxies from the stockholders of Equity One and IRT in connection with the merger. Information about the directors and executive officers of Equity One and their ownership of Equity One shares is set forth in the proxy statement for Equity One's 2002 annual meeting of stockholders. Information about the directors and executive officers of IRT and their ownership of IRT stock is set forth in the proxy statement for IRT's 2002 annual meeting of shareholders. Investors may obtain additional information regarding the interests of such participants by reading the joint proxy statement/prospectus when it becomes available.